Exhibit 99.1

Theragenics Corporation Reports First Quarter 2013 Results

Announces Restructuring of Vascular Access Manufacturing

Expected Annual Savings of $3.3 to $3.6 million When Completed

BUFORD, Ga.--(BUSINESS WIRE)--May 9, 2013--Theragenics Corporation® (NYSE: TGX), a medical device company serving the surgical products and prostate cancer treatment markets, today announced consolidated financial results for the first quarter ended March 31, 2013.

Consolidated Results

  Consolidated revenue of $19.9 million down 8% from Q1 2012
  Consolidated operating income of $17,000 compared to $1.6 million in Q1 2012
  Earnings per share of $0.00 compared to $0.03 in Q1 2012
  Adjusted EBITDA of $2.3 million compared to $3.8 million in 2012
  Capital expenditures were $527,000 in Q1 2013
  The new Medical Device Tax under the Affordable Care Act, effective January 1, 2013, totaled $193,000 in Q1 2013
  At March 31, 2013 cash, cash equivalents and marketable securities were $34.1 million and credit facility borrowings were $22.0 million, resulting in a net positive position of $12.1 million

Segment Results

  Surgical products
    Revenue of $14.5 million, down 7% from Q1 2012
    Loss from operations of $335,000 compared to operating income of $199,000 in Q1 2012
      Medical device tax totaled $135,000 in Q1 2013
  Brachytherapy
    Revenue of $5.7 million for the quarter, down 9% from Q1 2012
    Operating income of $399,000 compared to $1.4 million in Q1 2012
      Medical device tax totaled $58,000 in Q1 2013

Restructuring of Vascular Access Manufacturing

  Significant portion of vascular access manufacturing operations to be outsourced to independent suppliers in Latin America.
  Restructuring of the vascular access manufacturing, approved by the Board of Directors on May 8, 2013, to commence in Q2 2013 and expected to be completed by end of 2014. Manufacturing plant in Garland, Texas also expected to be closed by end of 2014.
  The Galt Medical brand and full line of Galt labeled products, private label products and bulk non-sterile products will be retained.
  A small sales office, housing the sales, marketing and customer services functions will be maintained in the Dallas, Texas area.
  Business management of the Galt vascular access operation will be relocated to our specialty needle manufacturing facility located in North Attleboro, Massachusetts.
  During this transition and subsequent to completion of the restructuring, the capacity, quality, lead times and customer service that our customers expect from Galt and our vascular access manufacturing and products will remain unchanged.
  The Galt Medical brand represents a growth platform business for us in which we intend to continue to invest and expand product offerings.
  We expect to incur incremental expenses totaling $3.7 million to $4.1 million through 2014 to complete this restructuring. These incremental costs, expected to be recorded over the restructuring period through December 2014, primarily include severance related expenses and project implementation costs. No significant non-cash charges are expected to be recorded related to this restructuring.
  Capital expenditures related to restructuring expected to be $2.5 million to $2.7 million through 2014.
  Upon completion of the restructuring, net cost reductions expected to be $3.3 million to $3.6 million annually.

Comments

“We experienced mixed results in the first quarter,” stated M. Christine Jacobs, Chairman and CEO. “Brachytherapy continues to be affected by an overall decline in the number of procedures for the treatment of prostate cancer. Yet the brachytherapy business did improve slightly from fourth quarter 2012 results. Our surgical products business experienced softened demand. This trend mirrored public statements made by our larger customers regarding an overall decline in medical procedures and a reduction in visits to physicians by patients in the first quarter. Both businesses were also impacted by the new medical device tax implemented on January 1, 2013.”

Ms. Jacobs continued, “Our response to this macroeconomic environment, softening demand for medical devices and our recent operating results will be continued cost reductions, enhanced outsourcing initiatives and shoring up of demand. We expect to aggressively pursue export channels for surgical products and continue to search for opportunities to gain market share in our brachytherapy business.”

“As pertains to outsourcing and cost reductions, we are closing our vascular access manufacturing facility in Garland, Texas by the end of 2014,” Ms. Jacobs stated. “We will outsource most of this manufacturing to independent suppliers in Latin America. Some of the more complex manufacturing in this operation will be transferred to our specialty needle plant in North Attleboro, Massachusetts. Once complete, we expect this restructuring to significantly reduce our costs and allow us to remain competitive in a highly competitive marketplace. We deeply regret the loss of jobs and having to take these steps. However, we continue to be responsive to our customers’ needs and to address and anticipate macroeconomic conditions. Regulatory issues, taxes and decreased demand across the sector dictate that we change with the environment. To be clear, the Galt brand and its products will remain an integral future platform we intend to support and expand.”

Ms. Jacobs concluded, “I stated last quarter that we expected 2013 to be challenging. Our outlook has not changed. However, restructuring, outsourcing of our vascular access manufacturing and continued integration of operations are significant steps towards improving profitability for Theragenics. We plan to continue our product development efforts and to look for strategic tuck-in opportunities. Growth in the medical device industry will be a tall order in the short term but delivery of long term shareholder value remains a top priority.”

Tables I and II to this press release contain condensed consolidated statements of operations and balance sheets. Segment information, including revenue and operating results by segment, is summarized in Table III. Table IV includes a reconciliation of GAAP reported net earnings to net earnings before interest, taxes, depreciation, amortization and share-based compensation (Adjusted EBITDA).

Theragenics will host a conference call today at 11:00 a.m. Eastern Time. To access the call, dial 877-407-4019 or 201-689-8337. This call is also being broadcast live over the Internet, and a recording will be available for one month on our website. To access the webcast, log on to www.theragenics.com and select “Company Presentations” under Investor Relations or follow this link: http://www.media-server.com/m/acs/15624becc1ce55f7b1104a8435a1532d. You also can access a phone replay of the call until midnight May 16, 2013 by dialing 877-660-6853 or 201-612-7415 and entering the conference ID 413310.

Theragenics Corporation (NYSE: TGX) operates two business segments: its surgical products business and its brachytherapy seed business. The surgical products business (www.cpmedical.com, www.galtmedical.com, www.needletech.com) manufactures and distributes wound closure, vascular access, and specialty needle products. Wound closure products include sutures, needles and other surgical products. Vascular access includes introducers, guidewires and related products. Specialty needles include coaxial, biopsy, spinal and disposable veress needles, access trocars, implanters, introducer products, and other needle-based products. The surgical products segment serves a number of markets and applications, including, among other areas, interventional cardiology, interventional radiology, vascular surgery, orthopedics, plastic surgery, dental surgery, urology, veterinary medicine, pain management, endoscopy, and spinal surgery. Theragenics’ brachytherapy business manufactures, custom loads, distributes and markets “seeds” used primarily in the minimally invasive treatment of localized prostate cancer. The Company’s brachytherapy product line (www.theragenicsbrachy.com) includes its palladium-103 TheraSeed® and its iodine-125 AgX100® devices. The terms "Company," "we," "us," or "our" mean Theragenics Corporation and all entities included in our consolidated financial statements. For additional information, call our Investor Relations Department at (800) 998-8479 or visit www.theragenics.com.

This press release contains disclosure of earnings before interest, taxes, depreciation, amortization and share-based compensation (which we refer to as “Adjusted EBITDA”). We believe Adjusted EBITDA provides an additional and meaningful assessment of our ongoing results and performance. Because we have historically reported what we currently refer to as Adjusted EBITDA, we also believe that the inclusion of this non-GAAP measure provides consistency in our financial reporting and facilitates investors' understanding of our historical operating trends by providing an additional basis for comparisons to prior periods. In addition to measures such as net income and operating income as calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we utilize Adjusted EBITDA, among other things, 1) to establish financial and operational goals; 2) to monitor our actual performance in relation to our business plan and operating budgets; 3) to understand key trends; 4) to make operational decisions and allocate resources; and 5) as part of several components we consider in determining incentive compensation. We believe presentation of Adjusted EBITDA provides supplemental information that is helpful to an understanding of the operating results of our businesses and period-to-period comparisons of performance. However, we recognize that the use of non-GAAP measures has limitations, including the fact that they may not be directly comparable with similar non-GAAP financial measures used by other companies. We compensate for these limitations by providing reconciliation to the most directly comparable GAAP financial measure. All non-GAAP financial measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as substitute for, financial information prepared in accordance with GAAP. For a reconciliation of non-GAAP measures from GAAP reported amounts, please refer to Table IV to this press release.

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the accuracy of which is necessarily subject to risks and uncertainties, including, without limitation, statements regarding future growth, opportunities and investments, pipeline, and anticipated results in general. From time to time we may make other forward-looking statements relating to other matters, including without limitation, research and development plans, restructuring of our vascular access manufacturing operations, investments in our surgical products and brachytherapy businesses and capital expenditures. Actual results may differ materially due to a variety of factors, including, among other things, uncertainties related to the timing, savings, capital expenditures, expenses and other factors related to the restructuring of our vascular access manufacturing operations, the integration of acquired companies and assets into our organization, the timing and the ability to capitalize on opportunities for investment and growth within our surgical products business, ability to recognize value from areas of shared expertise, risks and uncertainties related to competition within the medical device industry, development and growth of new applications within the markets for wound closure, vascular access, specialty needle, brachytherapy and, more broadly, medical devices, competition from other companies within the wound closure, vascular access, specialty needle, brachytherapy and medical device markets, competition from other methods of treatment, new product development cycles (pipeline), effectiveness and execution of marketing and sales programs, changes in product pricing, changes in costs of materials used in production processes, changes in the ordering patterns of our customers, continued acceptance of and demand for our products by the markets in which we operate, introduction and/or availability of competitive products by others, potential changes in third-party reimbursement, including Medicare reimbursement as administered by the Centers for Medicare and Medicaid Services (CMS), implementation of new legislation by CMS, physician training, third-party distribution agreements, ability to execute on acquisition opportunities on favorable terms and successfully integrate any acquisitions, potential changes in applicable tax rates, legislative changes to healthcare markets and industries such as the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act (including provisions such as the medical device tax which took effect January 1, 2013), uncertainties related to the credit and investment markets and other factors set forth from time to time in our filings with the Securities and Exchange Commission.

All forward looking statements and cautionary statements included in this document are made as of the date hereof based on information available to us as of the date hereof, and we assume no obligation to update any forward looking statement or cautionary statement.

TABLE I
THERAGENICS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands except per share data)

	Quarter Ended March 31,
	2013	2012
Product sales	$19,212	$20,979
Licensing and fee income	661	604
Total revenue	19,873	21,583
Cost of sales	12,848	12,974
Gross profit	7,025	8,609
Operating expenses:
Selling, general & administrative	5,678	5,901
Amortization of purchased intangibles	861	855
Research & development	280	277
Medical device excise tax	193	-
Other	(4)	-
	7,008	7,033
Operating income	17	1,576
Non-operating items:
Interest income	27	38
Interest expense	(136)	(164)
Other	-	1
	(109)	(125)
Earnings (loss) before income taxes	(92)	1,451
Income tax expense (benefit)	(58)	517
Net earnings (loss)	$(34)	$934
Earnings per share:
Basic	$0.00	$0.03
Diluted	$0.00	$0.03
Weighted average shares:
Basic	29,065	33,533
Diluted	29,065	33,941

TABLE II
THERAGENICS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

Assets	March 31, 2013	December 31, 2012
Cash, cash equivalents & marketable securities	$34,094	$34,908
Trade accounts receivable	10,264	8,946
Inventories, net	15,588	15,382
Deferred income tax asset – current	1,006	1,008
Refundable income taxes	-	290
Prepaid expenses & other current assets	1,067	1,014
Total current assets	62,019	61,548
Property & equipment, net	31,846	32,370
Intangible assets	10,125	11,020
Deferred income tax asset – non current	1,067	717
Other long-term assets	70	70
Total assets	$105,127	$105,725

Liabilities & Shareholders’ Equity
Accounts payable & accrued expenses	$4,758	$5,571
Total current liabilities	4,758	5,571

Long-term debt	22,000	22,000
Other long-term liabilities	1,179	1,227
Total long-term liabilities	23,179	23,227

Shareholders’ equity	77,190	76,927
Total liabilities & shareholders’ equity	$105,127	$105,725

TABLE III
THERAGENICS CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION (Unaudited)
(In thousands)

	Quarter Ended March 31,
	2013	2012
REVENUE
Surgical products	$14,483	$15,494
Brachytherapy seed	5,719	6,320
	20,202	21,814
Intersegment eliminations	(329)	(231)
Consolidated	$19,873	$21,583

	Quarter Ended March 31,
	2013	2012
OPERATING INCOME (LOSS)
Surgical products	$(335)	$199
Brachytherapy seed	399	1,380
	64	1,579
Intersegment eliminations	(47)	(3)
Consolidated	$17	$1,576

TABLE IV
THERAGENICS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands)

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AMORTIZATION AND SHARE-BASED COMPENSATION (ADJUSTED EBITDA)
	Quarter Ended March 31,
	2013	2012
Net earnings (loss), US GAAP	$ (34)	$934
Income tax expense (benefit)	(58)	517
Interest income	(27)	(38)
Interest expense	136	164
Other non-operating income/expense	-	(1)
Operating income	17	1,576
Depreciation and amortization	2,004	1,983
Share-based compensation	280	196
Adjusted EBITDA (a)	$2,301	$3,755

(a) Represents a non-GAAP financial measure. See page 4 of this press release for information on non-GAAP financial measures. We refer to earnings before interest, taxes, depreciation, amortization and share-based compensation as “Adjusted EBITDA.”

CONTACT:
Theragenics Corporation
Frank Tarallo, CFO & Treasurer or Lisa Rassel, Manager of Investor Relations
800-998-8479 - 770-271-0233
www.theragenics.com